                                  SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[X]  Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                               AMNIS SYSTEMS INC.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:


     (2)  Form, Schedule or Registration Statement No.:


     (3)  Filing Party:


     (4)  Date Filed:

                               AMNIS SYSTEMS INC.
                3450 HILLVIEW AVENUE, PALO ALTO, CALIFORNIA 94304


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                     Palo Alto, California
                                                     September 8, 2003

     This information statement has been mailed on or about September 8, 2003 to the stockholders of record on September 4, 2003 (the "Record Date") of Amnis Systems Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of July 1, 2003. The actions to be taken pursuant to the written consent shall be taken on or about September 29, 2003, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                        By Order of the Board of Directors,

                                        /s/ Lawrence L. Bartlett
                                        Secretary

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JULY 1, 2003

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated July 1, 2003, in lieu of a special meeting of the stockholders. Such action will be taken on or about September 29, 2003:

         1. The Company's Certificate of Incorporation, as amended, will be amended to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 400,000,000 shares to 800,000,000 shares and authorize the creation of 20,000,000 shares of blank check preferred stock.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 400,000,000 shares of Common Stock, of which 137,161,438 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated July 1, 2003; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on September 29, 2003.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         On July 1, 2003, the majority stockholders of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to replace
Article IV in its entirety, which will result in an increase to the number of authorized shares of Common Stock as well as the creation of 20,000,000 blank check preferred stock. The Company's Certificate of Incorporation, as amended, currently authorizes for issuance of 420,000,000 shares consisting of 400,000,000 of common stock and 20,000,000 shares of preferred stock. The approval of this amendment to the Certificate of Incorporation will increase the Company's authorized shares of common stock to 800,000,000 and authorize the creation of 20,000,000 blank check preferred stock. The Company currently has authorized common stock of 400,000,000 shares and approximately 137,161,438 shares of Common Stock are outstanding as of the Record Date and authorized preferred stock of 20,000,000 and no shares of preferred stock outstanding. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions. The Company anticipates that the "blank check" preferred stock will be designated into classes as deemed appropriate by the Company in the future.

         Article IV of the Company's Certificate of Incorporation currently is as follows:

         "The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is four hundred twenty million (420,000,000) shares. Four hundred million (400,000,000) shares shall be Common Stock, each having a par value of $.0001. Twenty million (20,000,000) shares shall be Preferred Stock, each having a par value of $.0001."

         Upon approval of the amendment to increase the Company's authorized shares of common stock from 400,000,000 to 800,000,000, the Company Certificate of Incorporation will be as follows:

         "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001. The second class of stock shall be Preferred Stock, par value $0.0001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

         The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                  CLASS             PAR VALUE                 AUTHORIZED SHARES
                  -----             ---------                 -----------------
                  Common            $0.0001                   800,000,000
                  Preferred         $0.0001                    20,000,000
                                                              -----------

                  Totals:                                     820,000,000"

INCREASE IN AUTHORIZED COMMON STOCK

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

         As of the Record Date, a total of 137,161,438 shares of the Company's currently authorized 400,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

         Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

         o In December 2001, we entered into a financing agreement with Bristol Investment Fund, Ltd., pursuant to which we issued and sold to Bristol Investment Fund, Ltd. a 12% two-year secured convertible debenture in the principal amount of $500,000, investment options for the purchase up to $500,000 of our common stock, and 1,000,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The exercise price of each warrant, as amended, is equal to $0.05 per share, subject to antidilution adjustment. The debenture is convertible at the holder's option at any time into shares of our common stock at the lesser of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. At the market price of $.09 as of August 1, 2003, the convertible debenture is convertible into approximately 7,936,508 shares of common stock.

         o In February 2002, we sold a total of 225,000 units at a purchase price of $8.00 per unit to three accredited investors for an aggregate purchase price of $1,800,000. Each unit consisted of ten shares of our common stock, subject to adjustment, and one warrant to purchase three shares of our common stock at an exercise price of $0.90 per share, subject to adjustment. In connection with the transaction, we agreed to register the shares of common stock sold in the transaction, including the shares of common stock underlying the warrants. In June 2002, we amended, among other things, the terms of the reset option and warrants which were included in 187,500 units that were sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership in February 2002. The amendment to the reset option provides that, among other things, the number of shares comprising each unit was automatically increased by 11 shares and, at any time but only one time for each unit, until June 18, 2005, at the option of each purchaser, the number of shares comprising each unit may be increased by the difference between (A) $8.00 divided by 70% of the average of the lowest three intraday trading prices for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. The amendment to each warrant reduced the exercise price to approximately $0.13, subject to adjustment. Stonestreet has also agreed not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures. At the market price of $.09 as of August 1, 2003, the remaining 100,000 reset options are exercisable into approximately 10,600,000 shares of common stock. In May 2003, we agreed to modify Alpha's unit investment whereby, in consideration of the cancellation of the reset option, we issued a secured convertible debenture in the amount $910,120. This debenture bears interest at 12%, matures two years from the date of issuance, and is convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. At the market price of $.09 as of August 1, 2003, the convertible debenture is convertible into approximately 14,446,349 shares of common stock.

         o In June 2002, we issued and sold two convertible notes in the aggregate principal amount of $450,000 and warrants exercisable for up to 135,000 shares of our common stock, subject to adjustment, to two accredited investors. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. In May 2003, one of the investors holding a secured convertible debenture in the amount of $200,000 agreed not convert its investment for a per share price of less than $.05 per share. In addition, the investor may not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures. At the market price of $.09 as of August 1, 2003, the convertible debenture is convertible into approximately 7,142,857 shares of common stock.

         o In May 2003, we entered into a Securities Purchase Agreement with three accredited investors for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The Securities Purchase Agreement entered in May 2003 requires that we file an information statement or proxy and use our best efforts to obtain stockholder approval to increase the Company authorized shares of common stock to enable the Company to issue all of the shares of common stock issuable in connection with the warrants and secured convertible debentures issued in connection with the May 2003 Securities Purchase Agreement. At the market price of $.09 as of August 1, 2003, the convertible debenture is convertible into approximately 17,094,017 shares of common stock.

         Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

CREATION OF BLANK CHECK PREFERRED STOCK

         The amendment to the Certificate of Incorporation will create 20,000,000 authorized shares of "blank check" preferred stock. The proposed Amendment to the Certificate of Incorporation attached as Exhibit "A" to this information statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Amendment to the Certificate of Incorporation as set forth in Exhibit "A."

         The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

         Subject to the provisions of the Company's Amended and Restated Articles of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The board of directors is seeking stockholder approval of an amendment to the Articles of Incorporation which would give the board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its stockholders.

         The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

         Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

         While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENTS:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, RESET OPTIONS AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of August 1, 2003, we had 133,101,672 shares of common stock issued and outstanding and convertible debentures in the aggregate principal amount of $3,860,903 outstanding that may be converted into an estimated 61,284,175 shares of common stock at current market prices, a reset option that the holders are entitled to exercise into approximately 10,600,000 shares of common stock at the price of $.06 and outstanding warrants to purchase 8,715,994 shares of common stock. Furthermore, there are currently outstanding 19,743,295 options to purchase shares of our common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures and exercise of the reset option may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures, exercise of the reset option and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of all of our convertible debentures in the amount of $3,860,903 (excluding accrued interest and penalties), based on market prices 25%, 50% and 75% below the market price of $0.09 as of August 1, 2003:


                                                                               Number            % of
% Below           Price Per                 With Discount                     of Shares       Outstanding
Market             Share                        at 30%                        Issuable           Stock
------             -----                        ------                        --------           -----

25%               $.0675                       $.04725                        87,712,233           38.04%
50%               $.045                        $.0315                        122,568,349           47.94%
75%               $.0225                       $.01575                       245,136,698           64.81%

         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. In the event that the market price of our shares substantially decreases below the current market price, we may not have an adequate number of shares of common stock to support the conversion of all of our convertible debentures. For example, as of August 1, 2003, we had 133,101,672 shares of common stock outstanding. If the price of our common stock were to decrease to $.0225 or 75% below our current market price of $.09, then we would be obligated to issue 245,136,698 shares of common stock upon conversion of all of our outstanding convertible debentures, which may require the issuance of shares of common stock in excess of our authorized shares of common stock of 400,000,000. We will be in default under the convertible debentures if we are not able to fully satisfy the conversion due to the unavailability of shares of common stock.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The convertible debentures are convertible into shares of our common stock at a 65% or 70% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES, EXERCISE OF THE RESET OPTION AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the convertible debentures, exercise of the reset option and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99%, and 4.99% with respect to Bristol Investment Fund, Ltd.'s December 2001 secured convertible debenture, of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES MAY NOT BE ADEQUATE IF THE SHARES WE HAVE ALLOCATED ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we have allocated and registered 145,954,348 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.


IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

Since December 2001, we have sold of an aggregate of $3,860,903 principal amount of convertible debentures. The convertible debentures are due and payable, with 12% interest, two-years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the related Securities Purchase Agreements, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company or the delisting of our common stock could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of August 1, 2003

         o by each person who is known by us to beneficially own more than 5% of our common stock;

         o        by each of our officers and directors; and

         o        by all of our officers and directors as a group.

Name and Address of                     Number of                 Percentage of
Beneficial Owner                    Number of Shares Owned(1)        Class (2)
----------------                    -------------------------     -------------

Alpha Capital Aktiengesellschaft
  Pradafant
  79490 Furstentums, Vaduz
  Liechtenstein                            15,167,976                  11.40%

Bristol Investment Fund Ltd.
 Caledonian House
  Jennett Street, George Town
 Grand Cayman, Cayman Islands               9,782,857                   7.35%

Executive Officers and Directors
------------------------------------
Michael A. Liccardo(3)                     54,018,677                  40.58%
Lawrence L. Bartlett (4)                    3,598,805                   2.70%
Scott Mac Caughern                                  0                      **
All directors and executive
  officers as a group (3 persons)          57,617,482                  43.29%


* Unless otherwise indicated, the address of each of the persons or entities listed in the table is c/o Amnis Systems Inc., 3450 Hillview Avenue, Palo Alto, California 94304
** Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 16, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 133,101,672 shares of common stock outstanding.

(3) Mr. Liccardo's beneficial ownership does not include shares of common stock that are issuable upon conversion of the convertible debenture held by Mr. Liccardo as he has agreed to not convert the convertible debenture until such time as (i) the conversion, exercise or reset of each of the instruments issued pursuant to the various financing arrangements; (ii) the repayment in full of the obligations due under the existing financing arrangements; or (iii) obtaining of the stockholder approval to increase our authorized number of common stock and has filed such Certificate of Amendment amending the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

(4) Includes 3,598,805 shares that may be acquired through the exercise of options currently or within 60 days of August 1, 2003.

                             ADDITIONAL INFORMATION

         The Company's annual report on Form 10-KSB/A for the fiscal year ended December 31, 2002 and quarterly report on Form 10-QSB for the quarter ended March 31, 2003 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Lawrence L. Bartlett, Secretary, Amnis Systems Inc., 3450 Hillview Avenue, Palo Alto, California 94304; (650) 855-0200.


                                      By Order of the Board of Directors,

                                      /s/ Scott Mac Caughern

                                      Scott Mac Caughern
                                      Chief Executive Offer

Palo Alto, California
September 8, 2003

EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               AMNIS SYSTEMS INC.

         The undersigned, being the Chief Executive Officer and Secretary of AMNIS SYSTEMS INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

         1. The name of the Corporation (hereinafter referred to as the "Corporation") is Amnis Systems, Inc. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was July 28, 1998. The date of the filing of the First Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was August 24, 2000. The date of the filing of the Second Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was September 13, 2000. The date of the filing of the Third Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was June 21, 2002.

         2. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

         "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001. The second class of stock shall be Preferred Stock, par value $0.0001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

         The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                  CLASS             PAR VALUE                 AUTHORIZED SHARES
                  -----             ---------                 -----------------
                  Common            $0.0001                    800,000,000
                  Preferred         $0.0001                     20,000,000
                                                               -----------

                  Totals:                                     820,000,000"

         3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Scott Mac Caughern, its Chief Executive Officer, and Lawrence L. Bartlett, its Secretary, this ___ day of _____, 2003.

                                         AMNIS SYSTEMS INC.


                                         By:
                                            -----------------------------------
                                            Scott Mac Caughern, Chief Executive
                                            Officer


                                         By:
                                            -----------------------------------
                                            Lawrence L. Bartlett, Secretary